HEI Exhibit 10.2

1987 Stock Option and Incentive Plan of

Hawaiian Electric Industries, Inc.

(as amended and restated effective January 21, 2003)

I. General	Provisions

1.1 Purposes	of the Plan

The purposes of the 1987 Stock Option and Incentive Plan of Hawaiian Electric Industries, Inc. (the “Company”) are to provide a means to attract and retain high caliber personnel and to provide to participating employees long-term incentives for sustained high levels of performance for the Company and its subsidiaries. These purposes may be achieved through the granting of Incentive Awards under the Plan.

1.2    Definitions

(a)  “Average Fair Market Value” means, as of any determination date, the average of the daily high and low sales prices of the Common Stock on the composite tape for stocks listed on the New York Stock Exchange as quoted in the New York Stock Exchange Composite Transactions published in the Western Edition of The Wall Street Journal for all trading days during the calendar month preceding the determination date. If the Common Stock is not admitted to trade on the New York Stock Exchange, the Average Fair Market Value shall be determined by the Committee in such other reasonable manner as the Committee shall decide.

(b)  “Board” means the Board of Directors of Hawaiian Electric Industries, Inc.

(c)  “Code” means the Internal Revenue Code of 1986, as amended.

(d)  “Committee” means the Compensation Committee of the Board of Directors. The Committee shall be composed entirely of members who meet the requirements of Section 1.4(a) hereof.

(e)  “Common Stock” means the Common Stock of Hawaiian Electric Industries, Inc.

(f)  “Company” means Hawaiian Electric Industries, Inc. and any successor corporation.

(g)  “Employee” means any regular full-time employee of the Company or any of the Company’s present or future parent or subsidiary corporations (as defined in Section 424 of the Code), or any successor of such corporation.

(h)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)  “Fair Market Value” means, as of any determination date, the average of the daily high and low sales prices of the Common Stock on the composite tape for stocks listed on the New York Stock Exchange as quoted in the New York Stock Exchange Composite Transactions published in the Western Edition of The Wall Street Journal on the date as of which Fair Market Value is to be determined, or if there is no trading of Common Stock on such date, the average of the daily high and low sales prices of the Common Stock as quoted in such Composite Transactions on the next preceding date on which there was trading in such shares, or if the Common Stock is not admitted to trade on the New York Stock Exchange, the Fair Market Value shall be determined by the Committee in such other reasonable manner as the Committee shall decide.

(j)  “Incentive Award” means a Stock Option, Restricted Stock, Stock Appreciation Right, Stock Payment, Dividend Equivalent, Restricted Stock Unit or Performance Award granted or sold under the Plan.

(k)  “Incentive Stock Option” means an incentive stock option, as defined under Section 422 of the Code and the regulations thereunder.

(l)  “Nonqualified Stock Option” means a stock option other than an Incentive Stock Option.

(m)  “Option” means a right to purchase Common Stock and refers to both Incentive Stock Options and Nonqualified Stock Options.

(n)  “Participant” means any Employee or, in the case of death of the Employee, the Employee’s beneficiary, selected to receive an Incentive Award pursuant to Section 1.5 hereof.

(o)  “Payment Event” means the occurrence of the event or events giving rise to the right to payment of a Performance Award.

(p)  “Performance Award” means an award, payable in cash or Common Stock or combination thereof, the value of which is based on the achievement of Performance Goals or such other criteria as may be determined by the Committee.

(q)  “Performance Goal” shall mean one or more of the following business criteria applied to a Participant and/or a business unit or the Company and/or a parent or subsidiary of the Company: (1) total return to shareholders; (2) earnings per share of Common Stock; (3) net income (before or after taxes); (4) earnings before all or any interest, taxes, depreciation and/or amortization (“EBIT”, “EBITA”, or “EBITDA”); (5) gross revenue; (6) return on assets; (7) market share; (8) cost reduction goals; (9) earnings from continuing operations, levels of expense, cost or liability; (10) performance against operational budgets; (11) a Participant’s individual operational project goals; (12) return on average common equity; (13) individual performance goals; and (14) any combination of, or a specified increase or decrease of one or more of the foregoing over a specified period, in each case, as applicable, as determined in accordance with generally accepted accounting principles, where applicable.

(r)  “Plan” means the Company’s 1987 Stock Option and Incentive Plan as amended and restated and set forth herein, as amended from time to time.

(s)  “Purchase Price” means the purchase price to be paid by a Participant for Restricted Stock as determined by the Committee.

(t)  “Restricted Stock” means Common Stock that the Participant may purchase at a price determined by the Committee, or Common Stock to which the Participant may become entitled without payment of any price upon the lapse of restrictions specified in the restricted stock agreement under which Common Stock is granted, in either case which Common Stock is nontransferable and subject to substantial risk of forfeiture until specific restrictions are satisfied or lapse. Restrictions may be based on continuing employment or achievement of preestablished performance objectives or both.

(u)  “Restricted Stock Unit” means the right to receive a share of the Company’s Common Stock or the Fair Market Value or Average Fair Market Value thereof in cash (as determined by the Committee) granted pursuant to Section VIII of the Plan.

(v)  “Rule 16b-3” means Rule 16b-3 promulgated under Section 16 of the Exchange Act (or any other comparable provisions in effect at the time or times in question).

(w)  “Stock Appreciation Right” or “Right” means a right granted pursuant to Section V of the Plan to receive a number of shares of Common Stock, or an amount of cash, or a combination of shares and cash, based on the increase in the Fair Market Value of the share subject to the right.

(x)  “Stock Payment” means a payment in shares of the Company’s Common Stock (valued at Fair Market Value or Average Fair Market Value, as determined by the Committee) to replace all or any portion of the compensation (other than base salary) that would otherwise become payable to a Participant in cash.

1.3    Shares of Common Stock Subject to the Plan

(a)  Subject to the provisions of Section 1.3(c) and Section 9.1 of the Plan, the aggregate number of shares of Common Stock that may be issued pursuant to Incentive Awards under the Plan shall be 4,650,000 shares; provided that of these shares, the 2,000,000 shares that were added to the Plan by amendment effective January 21, 2003, shall not be subject to any Incentive Awards other than Options and Stock Appreciation Rights. Notwithstanding the foregoing, but subject to Section 9.1 of the Plan, (i) commencing with the 2003 calendar year, the aggregate number of shares of Common Stock with respect to which Incentive Awards (including Incentive Awards payable in cash but denominated in Common Stock, e.g., cash-settled Rights or Restricted Stock Units) may be granted to any individual Participant during any calendar year shall not exceed 100,000, and (ii) the total number of shares that may be made subject to awards of Restricted Stock, Stock Payments, or stock-settled Restricted Stock Units granted under the Plan on or after April 22, 2003, shall not exceed 5% of the total number of shares of Common Stock authorized under the Plan as of such date but not subject to an Incentive Award immediately before such date. The grant of any Incentive Award that may be settled only in cash shall not reduce the number of shares of Common Stock with respect to which Incentive Awards may be granted under the Plan.

(b)  The Common Stock to be issued under the Plan will be made available, at the discretion of the Board or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

(c)  If any shares of Common Stock subject to an Option (and related Stock Appreciation Right, if any) terminate without being exercised, then shares subject to such Option shall be available again for the grant of Options or other Incentive Awards under the Plan. If any shares subject to a Restricted Stock Award are forfeited, expire or are otherwise cancelled or terminated, then shares subject to such Restricted Stock Award shall be available again for the grant of Restricted Stock Awards or other Incentive Awards under the Plan. Shares of Common Stock with reference to which Stock Appreciation Rights have been granted shall be available for granting of Incentive Awards to the extent the Stock Appreciation Rights are exercised for cash, or, with respect to Stock Appreciation Rights not related to Options, to the extent the Stock Appreciation Rights terminate without being exercised. If any other Incentive Award shall expire or be forfeited, cancelled or terminated for any reason, the shares of Common Stock available under such Incentive Award shall be available again for the granting of Incentive Awards to the maximum extent consistent with Rule 16b- 3. To the extent that payment for an Option upon exercise is made with shares of Common Stock or shares of Common Stock are withheld from payment of an Incentive Award in satisfaction of any federal, state or local tax withholding requirements, such shares of Common Stock shall again be available for issuance in connection with future Incentive Awards granted under the Plan.

1.4    Administration of the Plan

(a)  The Plan will be administered by the Committee, which will consist of two or more persons who are “disinterested persons” within the meaning of Rule 16b-3 and “outside directors” within the meaning of Section 162(m) of the Code.

(b)  Subject to the express provisions of the Plan, the Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee has authority in its discretion to determine the Employees to whom, and the time or times at which, Incentive Awards may be granted or sold, the nature of the Incentive Award, the number of shares of Common Stock that make up each Incentive Award, the performance criteria (which need not be identical) utilized to measure the value of Performance Awards, the form of payment (cash or Common Stock or a combination thereof) payable upon the event or events giving rise to payment of an Incentive Award and such other terms and conditions applicable to each individual Incentive Award as the Committee shall determine. Subject to Section 9.7(c) of the Plan, the Committee may grant at any time new Incentive Awards to a Participant who has previously received Incentive Awards or other grants (including other stock options) whether such prior Incentive Awards or such other grants are still outstanding, have previously been exercised in whole or in part, or are forfeited or otherwise canceled in whole or in part. The purchase price or initial value of the Incentive Awards may be established by the Committee without regard to the existing Incentive Awards or such other grants.

(c)  Each Incentive Award will either be evidenced by a written instrument or granted pursuant to a written plan adopted by the Committee and may include any other terms and conditions consistent with the Plan as the Committee may in its discretion determine, including without limitation terms and conditions that would prohibit a Participant from transferring or otherwise disposing of a share of Common Stock issued under an Incentive Award for a period identified in the Incentive Award Agreement or require the forfeiture of a share of Common Stock issued under an Incentive Award if the Participant engages in any conduct that is identified in the Incentive Award agreement. Each Option award agreement shall designate the Option as either an Incentive Stock Option or Nonqualified Stock Option. The Committee may permit a Participant to elect to defer receipt of all or any portion of the cash or shares of Common Stock that are payable under an Incentive Award and provide that such deferred amount shall be credited with an interest rate or such other rate of return as shall be specified by the Committee, all on such terms and conditions as may be established by the Committee.

(d)  The Committee in its discretion may condition entitlement to an Incentive Award in whole or in part on the attainment of one or more Performance Goals. The Committee shall establish any such Performance Goal not later than 90 days after the commencement of the period of service to which the Incentive Award relates (or if less, 25% of such period of service), and once granted, the Committee may not have discretion to increase the amount payable under such Award, provided, however, that whether or not an Incentive Award is intended to constitute qualified performance based compensation within the meaning of Section 162(m) of the Code, the Committee shall have the authority to make appropriate adjustments in Performance Goals under an Incentive Award to reflect the impact of extraordinary items not reflected in such Performance Goals. For purposes of the Plan, extraordinary items shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30, (6) such other items as may be prescribed by Section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto, and (7) with respect to Incentive Awards not intended to constitute qualified performance based compensation within the meaning of Section 162(m) of the Code, such other items as the Committee may deem appropriate.

(e)  Subject to the express provisions of the Plan, the Committee has the authority to interpret the Plan, to determine the terms and provisions of the Incentive Award agreements, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

(f)  No member of the Board or the Committee or designee thereof will be liable for any action, determination or interpretation made in good faith by the Board or the Committee with respect to the Plan or any transaction arising under the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company or other designee acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

1.5    Participation

(a) Such employees of the Company and its subsidiaries as may be selected by the Committee in its discretion are eligible to participate in the Plan. An individual who has been granted or sold an Incentive Award may, if otherwise eligible, be granted or sold additional Incentive Awards if the Committee so determines.

(b) No person who owns (or is deemed to own) immediately before the grant of such Incentive Stock Option, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company will be eligible for the grant of an Incentive Stock Option. This restriction does not apply if, at the time such Incentive Stock Option is granted, the Incentive Stock Option exercise price is at least 110% of the Fair Market Value on the date of grant and the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

(c) In no event may any member of the Board who is not an Employee be granted an Incentive Award.

II.    Terms and Conditions of Options

2.1    Option Plan

The purchase price of Common Stock under each Incentive Stock Option will be determined by the Committee but may not be less than the Fair Market Value on the date of grant. The purchase price of Common Stock under each Nonqualified Stock Option will be determined by the Committee but may not be less than the lesser of the Fair Market Value or Average Fair Market Value on the date of grant. To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options; for such purposes, Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

2.2    Exercisability

Options granted pursuant to this Plan shall be exercisable at such times and under such conditions as shall be determined by the Committee; provided, however that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted. Unless the applicable Option award agreement provides otherwise, upon a Participant’s termination of employment for any reason, all of the Participant’s Options remaining subject to restrictions on the date of such termination of employment shall be forfeited and shall be available again for grant of Incentive Awards under the Plan.

2.3    Exercise of Option

Options may be exercised by written notice to the Company specifying the number of shares of Common Stock with respect to which the option has been exercised. At the time of exercise of an Option, the purchase price shall be paid in full in cash or its equivalent acceptable to the Committee. To the extent provided by the Option agreement executed by the Participant, the purchase price may be paid by the assignment and delivery to the Company of shares of Common Stock or a combination of cash and shares of Common Stock equal in value to the exercise price, or in such other manner acceptable to the Committee. Any shares assigned and delivered to the Company in payment or partial payment of the purchase price will be valued at their Fair Market Value on the exercise date. No fractional shares will be issued pursuant to the exercise of an Option, but the Committee in its discretion, may make a cash payment.

III.    Terms and Conditions of Performance Awards

3.1    Grant of Performance Awards

The Committee may grant Performance Awards to Employees subject to the provisions of this Section III. The Committee shall determine the Payment Event, which shall be based on the attainment of Performance Goals and such other criteria as the Committee may determine (which need not be identical for each Participant), and the other terms and conditions of such Performance Awards (including without limitation the form and time of payment of Performance Awards). The specific terms and conditions of each Performance Award shall be set forth in a written instrument evidencing the grant of a Performance Award, or in a performance plan adopted by the Committee. Notwithstanding the foregoing, commencing with the 2003 calendar year, (i) no Performance Award may relate to a performance period in excess of three years, (ii) no more than two Performance Awards may be granted to any individual Participant during any calendar year, (iii) with respect to any Performance Award that relates to a performance period of not more than one year, the maximum value of the Performance Award shall not exceed $2,000,000 (to the extent payable in shares of Common Stock, based on either Fair Market Value or Average Fair Market Value at the time of award or payment, as determined by the Committee), and (iv) with respect to any Performance Award that relates to a performance period of more than one year, the maximum value of the Performance Award shall not exceed $2,500,000 (to the extent payable in shares of Common Stock, based on either Fair Market Value or Average Fair Market Value at the time of award or payment, as determined by the Committee).

3.2    Payment of Performance Awards

Payment of Performance Awards may be in cash or in shares of Common Stock valued at Fair Market Value or Average Fair Market Value on the date of payment, or a combination of Common Stock and cash, as the Committee in its discretion may determine. The Committee may impose a limitation on the amount payable upon the occurrence of a Payment Event, which limitation shall be set forth in the written instrument evidencing the grant of a Performance Award.

3.3    Expiration of Performance Awards

If any Participant’s employment with the Company is terminated for any reason prior to the occurrence of the Payment Event, all of the Participant’s rights under the Performance Award shall expire and terminate unless the applicable performance award agreement or plan provides otherwise.

IV.    Restricted Stock

4.1    Award of Restricted Stock

The Committee may grant awards of Restricted Stock to Employees. The Committee shall determine the Purchase Price, the terms of payment of the Purchase Price, the restrictions upon the Restricted Stock, and when such restrictions shall lapse. The Committee may determine that Restricted Stock may be awarded without requiring payment of a Purchase Price. The terms and conditions of the Restricted Stock shall be set forth in a written agreement.

4.2    Conditions of Restricted Stock

All shares of Restricted Stock (including shares received as a result of stock dividends, stock splits or other forms of recapitalization) sold pursuant to the Plan will be subject to the following conditions:

(a)  The shares may not be sold, transferred or otherwise alienated or hypothecated until the restrictions are removed or expire.

(b)  The Participant shall enter into an escrow agreement (which agreement may be part of the written agreement setting forth the terms and conditions of the Restricted Stock and may specify the Secretary of the Company as escrow holder), providing that the certificates representing the Restricted Stock sold to a Participant pursuant to the Plan will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

(c)  Each certificate representing Restricted Stock sold to a Participant pursuant to the Plan will bear a legend making appropriate reference to the restriction imposed.

(d)  Such other conditions as the Committee may deem advisable including, without limitation, restrictions designed to facilitate compliance with or exemption from the Exchange Act, the requirements of any stock exchange on which shares of the same class are listed, and with any Blue Sky or securities laws which may be applicable to such shares.

4.3    Lapse of Restrictions

The restrictions imposed upon Restricted Stock under Section 4.2 above will lapse in accordance with such conditions as are determined by the Committee and set forth in a written instrument describing the terms of the sale of the Restricted Stock.

4.4    Rights of Participant

Subject to the provisions of Section 4.2 above, and the restrictions imposed pursuant to Section 4.2, the Committee may determine that the Participant will have all rights of a stockholder with respect to the Restricted Stock sold to the Participant, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. Each Participant who has an outstanding award of Restricted Stock that is subject to restrictions shall deposit with the Company any stock, securities or other property which the Participant is entitled to receive with respect to the Participant’s shares of Restricted Stock by reason of an event described in Section 9.1(a) hereof, and such stock, securities or other property will be subject to the restrictions imposed on such Restricted Stock.

4.5    Termination of Employment

Unless the applicable Restricted Stock award agreement provides otherwise, upon a Participant’s termination of employment for any reason, all of the Participant’s Restricted Stock remaining subject to restrictions on the date of such termination of employment shall be forfeited and shall be available again for grant of Incentive Awards under the Plan.

V.    Stock Appreciation Rights

5.1    Granting of Stock Appreciation Rights

The Committee may approve the grant of Stock Appreciation Rights in connection with Options or the grant of Stock Appreciation Rights independent of any Options, subject to the following terms and conditions:

(a)  A Stock Appreciation Right that is granted independent of any Option may be granted at any time. A Stock Appreciation Right that is granted in connection with an Option may be granted:

(i)  either at the time of grant, or at any time thereafter during the Option term if related to a Nonqualified Stock Option; or

(ii)  only at the time of grant if related to an Incentive Stock Option.

(b)  A Stock Appreciation Right granted in connection with an Option will entitle the holder of the related Option, upon exercise of the Stock Appreciation Right, to surrender such Option with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 5.1(d). Such Option will, to the extent surrendered, then cease to be exercisable. A Stock Appreciation Right granted in connection with an Option hereunder will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

(c)  Upon the exercise of a Stock Appreciation Right granted independent of any Option, the holder will be entitled to receive payment of an amount determined by multiplying:

(i)  the difference obtained by subtracting the grant price of a share of Common Stock specified in the Stock Appreciation Right award agreement from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right, by

(ii)  the number of shares as to which such Stock Appreciation Right has been exercised.

(d)  Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the holder will be entitled to receive payment of an amount determined by multiplying:

(i)  the difference obtained by subtracting the purchase price of a share of Common Stock specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right, by

(ii)  the number of shares as to which such Stock Appreciation Right has been exercised.

(e)  Payment of the amount determined under Section 5.1(c) or (d), as the case may be, may be made in whole shares of Common Stock in a number determined at their Fair Market Value (or, in the case of Rights granted independent of any Option or in connection with a Nonqualified Stock Option, Average Fair Market Value), as determined by the Committee, on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, in cash or in a combination of cash and shares as the Committee deems advisable. If the Committee decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

VI.    Stock Payment

The Committee may approve Stock Payments of the Company’s Common Stock (valued at Fair Market Value or Average Fair Market Value at the time of payment, as determined by the Committee) to an Employee for all or any portion of the compensation (other than base salary) that would otherwise become payable to an Employee in cash.

VII.    Dividend Equivalents

A Participant may also be granted at no additional cost “Dividend Equivalents” based on the dividends declared on the Common Stock on record dates during the period between the date an Option is granted and the date such Option is exercised, or such other period, as determined by the Committee. Such Dividend Equivalents shall be converted to additional shares or cash by such formula as may be determined by the Committee.

Dividend Equivalents shall be computed, as of each dividend record date, both with respect to the number of shares under the Option and with respect to the number of Dividend Equivalent shares previously credited to the Participant (or Participant’s successor in interest) and not issued during the period prior to the dividend record date.

VIII.    Restricted Stock Units

(a)  At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Restricted Stock Units as it, in its sole discretion, deems appropriate, to be contained in the award agreement evidencing the grant of the Restricted Stock Units. The Committee may divide such Restricted Stock Units into classes and assign different vesting conditions for each class. Provided that all conditions to the vesting of a Restricted Stock Unit are satisfied, upon the satisfaction of all vesting conditions with respect to a Restricted Stock Unit, such Restricted Stock Unit shall vest. Unless the applicable Restricted Stock Unit award agreement provides otherwise, upon a Participant’s termination of employment for any reason, all of the Participant’s Restricted Stock Units remaining subject to restrictions on the date of such termination of employment shall be forfeited and shall be available again for grant of Incentive Awards under the Plan.

(b)  Upon the vesting of a Restricted Stock Unit, the Participant shall be entitled to receive an amount in cash or Common Stock with a Fair Market Value or Average Fair Market Value, as determined by the Committee, equal to the sum of (1) the Fair Market Value (or Average Fair Market Value, as the case may be) of a share of Common Stock on the date on which such Restricted Stock Unit vests and (2) the aggregate amount of cash dividends paid with respect to a share of Common Stock during the period commencing on the date on which the Restricted Stock Unit was granted and terminating on the date on which such Restricted Stock Unit vests.

IX.    Other Provisions

9.1    Adjustment Provisions

(a)  Subject to Section 9.1(b) below, if the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities or property, or if additional shares or new or different shares or other securities or property are distributed with respect to such shares of Common Stock or other securities through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Section 1.3, (ii) the number and kind of shares or other securities or property subject to the outstanding Incentive Awards, and (iii) the price for each share or other unit of any other securities or property subject to outstanding Incentive Awards without material change in the aggregate purchase price or value as to which such Incentive Awards remain exercisable or subject to restrictions.

(b)  In addition to the adjustments covered under Section 9.1(a) above, any Incentive Award may contain provisions to the effect that, upon the occurrence of certain events, any outstanding Incentive Awards not theretofore vested, exercisable, payable or free from restrictions, as the case may be, shall either immediately, or upon a further determination made by the Committee at the time of the event, become fully vested, exercisable, payable, or free from restrictions. Except as otherwise provided in an Incentive Award agreement, plan or other written instrument, upon a change in control of the Company (as defined in Section 9.1(d) below), any outstanding Incentive Awards not theretofore vested, exercisable, payable or free from restrictions, as the case may be, shall immediately become fully vested, exercisable, payable, or free from restrictions.

(c)  Adjustments and determinations under Section 9.1(a) and 9.1(b) will be made by the Committee, whose determination will be final, binding, and conclusive. No fractional interests will be issued under the Plan resulting from any such adjustments, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

(d)  For purposes of Section 9.1(b) above, a “change in control of the Company” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(i)  any Person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its affiliates) representing more than 30% of the combined voting power of the Company’s then outstanding securities; or

(ii)  during any period of two (2) consecutive years (not including any period prior to the grant of the Incentive Award subject to this provision), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this Section 9.1(d) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or

(iii)  the shareholders of the Company approve a merger or consolidation of the Company with any other company, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities, or

(iv)  the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

For purposes of this Section 9.1(d), “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided, however, a Person shall not include the Company or any of its subsidiaries, a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities, or a company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

9.2    Continuation of Employment

Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue in the employ of the Company or affect the right of the Company to terminate the employment of any Participant at any time with or without cause.

9.3    Compliance with Government Regulations

No shares of Common Stock will be issued pursuant to an Incentive Award unless and until all applicable requirements imposed by Federal and State securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock exchanges upon which the Common Stock may be listed have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to an Incentive Award, the Company may require the Participant to take any reasonable action to comply with such requirements. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any interests in the Plan or any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws.

9.4    Privileges of Stock Ownership

No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Incentive Award except as to such share of Common Stock, if any, that have been issued to such Participant.

9.5    Withholding

The Company may make such provisions as it deems appropriate to withhold any taxes the Company determines it is required to withhold in connection with any Incentive Award. The Company may require the Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to the Participant. To the extent permitted by the applicable Incentive Award agreement a Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold from the Common Stock otherwise issuable to the Participant, a number of shares having a Fair Market Value, as of the date the withholding tax obligations arises, less than or equal to the amount of withholding tax obligations; or (c) delivering to the Company already owned and unencumbered shares of Common Stock having a Fair Market Value, as of the date the withholding tax obligation arises, less than or equal to the amount of the withholding tax obligation.

9.6    Transferability of Incentive Awards

The Committee shall provide that (a) no Option or Right may be exercised during the life of the Participant other than by the Participant or the Participant’s duly appointed guardian or personal representative, and (b) no Incentive Award and no Right under the Plan, contingent or otherwise, will be assignable or subject to any encumbrance, pledge, or charge of any nature except that, under such rules as the Committee may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Incentive Award in the event of death of a Participant. If such beneficiary is the executor or administrator of the estate of the Participant, any rights with respect to such Incentive Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the Participant of such Incentive Award. Notwithstanding the foregoing, the Committee may permit transferability of Incentive Awards to the extent permitted by the applicable provisions of Rule 16b-3; provided, however, that the Committee, in its discretion, may impose any restrictions on transferability of Incentive Awards as it deems appropriate.

9.7    Amendment and Termination of Plan; Amendment of Incentive Award

(a)  The Board will have the power, in its discretion, to amend, suspend, or terminate the Plan at any time; provided, however, that no amendment to the Plan may be made without approval of the stockholders of the Company to the extent stockholder approval of the amendment is required to comply with the requirements of Rule 16b-3 or, if applicable, Section 162(m) of the Code, and no amendments to the Plan may be made that would impair the rights of a Participant under any Incentive Award theretofore granted without such Participant’s consent.

(b)  Except as otherwise provided by the applicable Incentive Award agreement or by Section 1.4, the Committee may amend the terms of any Incentive Award theretofore granted, prospectively or retroactively, but, subject to Section 9.1(a) of Plan, no such amendment shall impair the rights of any Participant without his or her consent.

(c)  Notwithstanding any other provision of the Plan to the contrary, neither the Plan nor any outstanding Option shall be amended to decrease the purchase price of any outstanding Option unless first approved by the requisite vote of stockholders.

X.    Interpretation

The Plan is designed and intended to comply with Rule 16b-3 and, to the extent applicable, Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply. If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan. The Plan and all Awards shall be governed by the laws of the State of Hawaii without regard to its principles of conflict of laws.

XI.    Duration of Plan

Unless previously terminated by the Board of Directors, the Plan will terminate on January 20, 2013, but Incentive Awards theretofore granted may extend beyond that date.